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                            FORM OF VOTING AGREEMENT


         THIS VOTING AGREEMENT is entered into as of January __, 2002, by and between THE TITAN CORPORATION, a Delaware corporation ("Parent"), and [NAME] ("Shareholder").

                                    RECITALS

         WHEREAS, Parent, THUNDERBIRD ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and JAYCOR, INC., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

         WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Shareholder, in his or its capacity as a Shareholder of the Company, is entering into this Voting Agreement.

                                    AGREEMENT

         The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.  CERTAIN DEFINITIONS

         For purposes of this Voting Agreement:

              (a) "ASSOCIATED PARTIES," when used herein with respect to Shareholder, shall mean and include: (i) Shareholder's predecessors, successors, executors, administrators, heirs and estate; (ii) Shareholder's present and future assigns; (iii) each entity that Shareholder has the power to bind (by Shareholder's acts or signature) or over which Shareholder directly or indirectly exercises control; and (iv) each entity of which Shareholder owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

              (b) "CLAIMS" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a Shareholder, director, officer or employee of Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

              (c) "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

                                       1.
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              (d) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the Effective Time.

              (e) Shareholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if: (i) Shareholder is the record owner of such security; (ii) the security is allocated to the Shareholder under the Company's Employee Stock Ownership Plan ("ESOP"); or (iii) Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security, except as set forth in (ii) above; PROVIDED, HOWEVER, that Shareholder shall not be deemed to Own a security solely because of Shareholder's status as an executive officer, director, partner, member of a Person that owns such security, or member of the committee that acts as the Plan Administrator under the ESOP.

              (f) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

              (g) "RELEASED CLAIMS" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of consummation of the Merger (excluding only such Releasor's rights, if any, under the Merger Agreement).

              (h) "RELEASEES" shall mean and include: (i) Parent; (ii) each of the direct and indirect subsidiaries of Parent; (iii) Company; (iv) each of the direct and indirect subsidiaries of Company; (v) each other affiliate of Company; and (vi) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(v)" of this sentence, other than the Shareholder and the other shareholders of the Company who have entered into voting agreements of even date herewith (collectively, the "Releasors").

              (i) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

              (j) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

SECTION 2.  TRANSFER OF SUBJECT SECURITIES


                                       2.
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         2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT.
Subject to Section 2.3, Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected.

         2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

         2.3 PERMITTED TRANSFERS. Section 2.1 shall not prohibit a transfer of Company Common Stock by Shareholder (i) to any member of his immediate family, or to a trust for the benefit of Shareholder or any member of his immediate family, (ii) upon the death of Shareholder, or (iii) if Shareholder is a partnership or limited liability company, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder; PROVIDED, HOWEVER, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

SECTION 3.  VOTING OF SHARES

         3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any meeting of shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, Shareholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or, to the extent Shareholder may be legally able to do so, cause the Subject Securities to be voted:

              (a) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the principal terms thereof and in favor of any other matter proposed to be approved by the holders of the Subject Securities pursuant to the terms of the Merger Agreement and in connection with the Merger;

              (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

              (c) against any action or agreement that would cause any provision contained in Sections 6 or 7 of the Merger Agreement to not be satisfied;

              (d) in favor of any action necessary or required to render inapplicable to the Merger, the Merger Agreement or any Related Agreement (as defined in the Merger Agreement) and the transactions contemplated therein and thereby (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by the Merger Agreement and the Related Agreements, (ii) any takeover provision in the Company Constituent Documents and

                                       3.
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(iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound; and

              (e) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any amendment to the Company's Articles of Incorporation or bylaws; (iii) any material change in the capitalization of the Company or the Company's corporate structure; (iv) any change in a majority of the board of directors of the Company; and (v) any other action which could reasonably be expected to impede, interfere with, delay or postpone the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

         Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

         3.2  PROXY; FURTHER ASSURANCES.

              (a) Contemporaneously with the execution of this Voting Agreement:
(i) Shareholder shall execute and deliver to Parent a proxy in the form attached to this Voting Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall undertake diligent efforts to cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT
A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Shareholder if other than the Shareholder.

              (b) Shareholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4.  WAIVER OF APPRAISAL RIGHTS

         Shareholder hereby irrevocably and unconditionally waives, and agrees to undertake diligent efforts to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of any outstanding shares of Company Common Stock Owned by Shareholder.

SECTION 5.  NO SOLICITATION

         Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall not permit his Representatives to, directly or indirectly: (i) solicit, initiate, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction or take any action that could reasonably be expected to lead to a Company Acquisition Transaction;

                                       4.

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(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a possible Company Acquisition Transaction; (iii) engage in discussions or negotiations with any Person with respect to any possible Company Acquisition Transaction; (iv) approve, endorse or recommend any Company Acquisition Transaction; or (v) enter into any letter of intent or similar document or any agreement or understanding contemplating or otherwise relating to any Company Acquisition Transaction. Shareholder shall immediately cease and discontinue, and Shareholder shall not permit his Representatives to immediately cease and discontinue, any existing discussions with any Person that relate to any possible Company Acquisition Transaction.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Shareholder hereby represents and warrants as follows:

         6.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder and is enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

         6.2  NO CONFLICTS OR CONSENTS.

              (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which Shareholder or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract or other instrument to which Shareholder is a party or by which Shareholder or any of Shareholder's affiliates or properties is or may be bound or affected.

              (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any authorization, instruction, consent or approval of any Person.

         6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any Encumbrances or restrictions except as specifically

                                       5.
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disclosed on the signature page hereof) the number of outstanding shares of
Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Shareholder beneficially owns the allocated shares of Company Common Stock under the ESOP listed under the heading "ESOP Allocated Shares"; (d) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof (other than shares of Company Common Stock allocated under the ESOP); and (e) Shareholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

         6.4  MISCELLANEOUS.

              (a) Shareholder has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

              (b) to Shareholder's knowledge, no other person or entity has any interest in any of the Released Claims;

              (c) to Shareholder's knowledge, no Associated Party of Shareholder has or had any Claim against any of the Releasees;

              (d) no Associated Party of Shareholder will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Voting Agreement;

              (e) this Voting Agreement has been duly and validly executed and delivered by Shareholder; and

              (f) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the knowledge of Shareholder, threatened against Shareholder or any of Shareholder's Associated Parties that challenges or would challenge the execution and delivery of this Voting Agreement or the taking of any of the actions required to be taken by Shareholder under this Voting Agreement.

         6.5 The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

                                       6.

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SECTION 7.  ADDITIONAL COVENANTS OF SHAREHOLDER

         7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Shareholder shall (at Shareholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

         7.2 LEGENDS. If requested by Parent, immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Shareholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Shareholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Shareholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

         THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF [____________, 2002], AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

        7.3 MERGER AGREEMENT. Shareholder agrees and acknowledges that Shareholder shall be responsible for Damages to the extent and in the manner provided for in Section 9.4(b) of the Merger Agreement.

SECTION 8.  GENERAL RELEASE

         8.1 RELEASE. Effective as of the Effective Time of the Merger, Shareholder, for himself or itself and for each of such Shareholder's Associated Parties (as defined in Section 1), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 1) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 1).

         8.2 CIVIL CODE SS. 1542. Shareholder (a) represents, warrants and acknowledges that he or it has been fully advised by his or its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights Shareholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                       "A general release does not extend to claims which
              the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                                       7.

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Shareholder also hereby waives the benefits of, and any rights Shareholder may have under, any statute or common law principle of similar effect in any jurisdiction.

SECTION 9.  MISCELLANEOUS

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Shareholder in this Voting Agreement shall survive until the Expiration Date.

         9.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

         9.3 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile, in each case with confirmation of delivery) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

              IF TO PARENT:

              Nicholas J. Costanza, Esq.
              The Titan Corporation
              3033 Science Park Road
              San Diego, CA  92121

              WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

              Barbara L. Borden, Esq.
              Deyan P. Spiridonov, Esq.
              Cooley Godward LLP
              4401 Eastgate Mall
              San Diego, CA  92121-9109
              Facsimile No. (858) 550-6420

              IF TO THE SHAREHOLDER:

              at the address set forth below Shareholder's signature on the signature page hereof

              WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

              Scott Stanton, Esq.
              Gray Cary Ware & Freidenrich LLP
              4365 Executive Drive, Suite 1100

                                       8.

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              San Diego CA 92121

         9.4 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. If any provision of this Voting Agreement or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

         9.5 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

         9.6 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon, and inure to the benefit of, Shareholder and his or its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

         9.7 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Shareholder shall hold harmless and indemnify Parent, Parent's affiliates and all other Releasees from and against, and shall compensate and reimburse Parent, Parent's affiliates and all other Releasees for, any loss, damage, injury, harm, detriment, lost opportunity, claim, liability, exposure, fee (including attorneys' fees), demand, settlement, judgment, award, fine, penalty, tax, charge, cost or expense (regardless of whether or not such

                                       9.

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any loss, damage, injury, harm, detriment, lost opportunity, claim, liability, exposure, fee, demand, settlement, judgment, award, fine, penalty, tax, charge, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent, any of Parent's affiliates or any other Releasee, or to which Parent, any of Parent's affiliates or any other Releasee otherwise becomes subject at any time, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, (b) any failure on the part of Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained in this Voting Agreement or in the Proxy, or (c) the assertion or purported assertion of any of the Released Claims by Shareholder or any of Shareholder's Associated Parties.

         9.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         9.9 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Shareholder; and nothing in any such agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

         9.10 GOVERNING LAW; VENUE.

              (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

              (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the

                                      10.
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Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Shareholder and Parent each:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                  (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 9.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                  (iii) agrees that each state and federal court located in the State of California, shall be deemed to be a convenient forum; and

                  (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim by either Shareholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Voting Agreement shall be deemed to limit or otherwise affect the right of either party or any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Voting Agreement as a defense in any legal proceeding in any other forum or jurisdiction.

              (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

         9.11 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         9.12 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

         9.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                                      11.

         9.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.15 CONSTRUCTION.

              (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

              (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

              (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

         9.16 SHAREHOLDER CAPACITY. No person executing this Voting Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Shareholder executes this Voting Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Shareholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, PROVIDED, that no obligation of Shareholder to the Company as an officer or director of the Company shall affect, impair or impede Shareholder's obligations under this Voting Agreement including the obligation to vote the Subject Securities in accordance with Section 3 hereof.


                           [SIGNATURE PAGE TO FOLLOW]

                                      12.

         IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                       THE TITAN  CORPORATION


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------



                                       [NAME]


                                       By:
                                          -------------------------------------
                                       Name:

                                       Address:
                                               --------------------------------
                                               --------------------------------

                                       Facsimile:
                                                 ------------------------------



 Shares Held of    Options, Warrants and                             Additional Securities
     Record            Other Rights         ESOP Allocated Shares      Beneficially Owned
----------------   ---------------------    ---------------------    ---------------------






                      [SIGNATURE PAGE OF VOTING AGREEMENT]

                            FORM OF IRREVOCABLE PROXY

         The undersigned shareholder of JAYCOR, INC., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes NICHOLAS J. COSTANZA, ERIC M. DEMARCO and THE TITAN CORPORATION, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Voting Agreement), are collectively referred to in this proxy as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, THUNDERBIRD ACQUISITION CORP., a California Corporation and a wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Shareholders of the Company at any time until the earlier to occur of (i) the valid termination of the Merger Agreement or (ii) the Effective Time:

         (i) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the principal terms thereof and in favor of any other matter proposed to be approved by the holders of the Subject Securities pursuant to the terms of the Merger Agreement and in connection with the Merger;

         (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

         (iii) against any action or agreement that would cause any provision contained in Sections 6 or 7 of the Merger Agreement to not be satisfied;

         (iv) in favor of any action necessary or required to render inapplicable to the Merger, the Merger Agreement or any Related Agreement and the transactions contemplated therein and thereby (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by the Merger Agreement and the Related Agreements, (ii) any

                                       1.

takeover provision in the Company Constituent Documents and (iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound; and

         (v) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any amendment to the Company's Articles of Incorporation or bylaws; (iii) any material change in the capitalization of the Company or the Company's corporate structure; (iv) any change in a majority of the board of directors of the Company; and (v) any other action which could reasonably be expected to impede, interfere with, delay or postpone the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

         The undersigned may vote the Shares on all other matters not referred to in this proxy.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

         If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.



                           [SIGNATURE PAGE TO FOLLOW]

                                       2.

         This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement and the Effective Time.

Dated: January ____, 2002.
                                       _________________________________________
                                       Name



                                       Number of shares of common stock of the
                                       Company owned of record or beneficially
                                       as of the date of this irrevocable proxy:

                                       _________________________________________




                  [SIGNATURE PAGE TO FORM OF IRREVOCABLE PROXY]